UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2012

Commission File Number 0-14112

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1128385 (I.R.S. Employer Identification Number)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(417) 235-6652
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2012, the Board of Directors voted to expand the size of the Board from eight to nine members. As one seat on the Board of Directors was empty at the time, this increase in Board size provided the opportunity to add two new members. The Board of Directors then appointed Jacque R. Fiegel and Thomas A. Wimsett to the Board to serve as independent directors.
Jacque R. Fiegel, age 58, is Senior Executive Vice President and Chief Operating Officer of Coppermark Bank in Oklahoma City, Oklahoma. She also serves as a director of the bank, as well as director and treasurer of affiliates Coppermark Bancshares, Inc. and Coppermark Card Services, Inc. She began her career at the bank in 1976 as a teller. Ms. Fiegel is a former member of the Oklahoma City Branch Board of the Federal Reserve Bank of Kansas City and is a current member of the board of directors of the Economic Club of Oklahoma, as well as a number of civic organizations in Oklahoma City. Ms. Fiegel was named in 2008 one of the US Banker “25 Most Powerful Women in Banking” and to the “25 Women to Watch” lists in both 2009 and 2010. Ms. Fiegel brings to the board a broad experience with and understanding of bank technology, banking operations, financial management and the overall banking business.
As noted above, Ms. Fiegel is an executive officer and director of Coppermark Bank, Oklahoma City, Oklahoma.  Coppermark Bank is a customer of the Company and during the year ended June 30, 2012, it paid $1,315,123 to the Company for hardware, software maintenance services and data processing services.
Thomas A. Wimsett, age 48, is the Chairman and Managing Partner of Wimsett & Company, a payments consulting firm formed this year. He is a 29 year veteran of the payments industry, most recently as a founder in 2003 and the Chairman and Chief Executive Officer of Iron Triangle Payment Systems (renamed NPC in 2006), a leading merchant payment processor, which was acquired by Fifth Third Processing Solutions (now Vantiv) in late 2010. Prior managerial and executive positions in the payments industry include President and CEO of National Processing Company (NYSE: NAP) from 1999 to 2002. He also currently serves as Chairman of Town & Country Bank and Trust Company in Bardstown, Kentucky. Mr. Wimsett brings deep knowledge and experience in the payments industry to the Board, including service for more than 10 years as a Director or Advisory Board member of the Electronic Transaction Association, an international trade association, and prior roles as a director of MasterCard's US Board and on Advisory Boards for both Discover Card and Visa.
Additional information regarding Ms. Fiegel and Mr. Wimsett is detailed in the Company's press release dated July 18, 2012, the text of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits

99.1    Press release dated July 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	July 18, 2012	By: /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer